UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 30, 2015

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2030 DOW CENTER, MIDLAND, MICHIGAN 48674

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 989-636-1000

Not applicable

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 30, 2015, The Dow Chemical Company (“TDCC”) issued a press release announcing that (i) the final exchange ratio for its exchange offer related to the proposed transaction to separate its U.S. Gulf Coast Chlor-Alkali and Vinyl, Global Chlorinated Organics and Global Epoxy businesses, and then merge these businesses with Olin Corporation (NYSE: OLN) (“Olin”), has been set at the upper limit of 2.9318 shares of Blue Cube Spinco Inc. (“Splitco”) for each share of Dow common stock accepted in the exchange offer, and (ii) because the upper limit is in effect, the exchange offer has been automatically extended to 8:00 a.m., New York City time, on October 5, 2015.  In the transactions, Splitco, a wholly-owned subsidiary of TDCC, will merge with and into a wholly-owned subsidiary of Olin, with Splitco surviving the merger and becoming a wholly-owned subsidiary of Olin. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press release of The Dow Chemical Company dated September 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY (Registrant)

Date: September 30, 2015	/s/ Amy E. Wilson
Amy E. Wilson

Corporate Secretary and Assistant General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of The Dow Chemical Company dated September 30, 2015.